UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2025

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 23, 2025, Cadrenal Therapeutics, Inc., a Delaware corporation, (the “Company”), filed a prospectus supplement (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s “at the market offering” program for the offer and sale of up to $1,770,028 of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from time to time through H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, pursuant to the Company’s existing At the Market Offering Agreement (the “ATM Agreement”), dated March 11, 2024. As of the date hereof, the Company has sold an aggregate of $10,005,300 of shares of Common Stock pursuant to the ATM Agreement.

The offer and sale of up to $1,770,028 shares of Common Stock by the Company under the ATM Agreement is made pursuant to the Company’s registration statement on Form S-3 (File No. 333-277835), initially filed with the SEC on March 12, 2024 and declared effective by the SEC on March 20, 2024 (the “Registration Statement”), and the Prospectus Supplement.

Under the ATM Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the ATM Agreement, Wainwright may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. Wainwright will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, and applicable state and federal laws. The ATM Agreement may be terminated by the Company upon written notice to Wainwright, as specified in the ATM Agreement for any reason or by Wainwright upon written notice to the Company for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The ATM Agreement provides that Wainwright will be entitled to compensation for its services of 3.0% of the gross sales price of all shares sold through Wainwright under the ATM Agreement. The Company has no obligation to sell any shares under the ATM Agreement, and may at any time suspend solicitation and offers under the ATM Agreement. The ATM Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and Wainwright, other obligations of the parties and termination provisions.

Blank Rome LLP, counsel to the Company, has issued a legal opinion relating to the validity of the $1,770,028 of shares of Common Stock that may be offered and sold pursuant to the ATM Agreement and related Prospectus Supplement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is incorporated herein by reference as Exhibit 1.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
1.1	At the Market Offering Agreement by and between Cadrenal Therapeutics, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference as Exhibit 1.1 to the Current Report on Form 8-K filed on March 12, 2024)
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2025	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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